SAMUEL H. WONG & CO., LLP
CERTIFIED PUBLIC ACCOUNTANTS

To:	Board of Directors and Shareholders Sino Gas International Holdings, Inc.

Consent of Independent Registered Public Accounting Firm

We hereby consent to your disclosure of our audit report dated February 20, 2009 on the consolidated financial statements as of and for the years ended December 31, 2008 and 2007, and our review report dated November 2, 2009 on the consolidated interim financial statements of Sino Gas International Holdings, Inc., in the Amendment No. 11 to Form S-l Registration Statement of Sino Gas International Holdings, Inc.

For the purpose of the aforesaid Form S-l, we also consent to the reference of our firm as “Experts” under the Experts’ caption, which, in so far as applicable to our firm means accounting experts.

South San Francisco, California	Samuel H. Wong & Co., LLP
January 15, 2010	Certified Public Accountants

400 Oyster Point Boulevard, Suite 122, South San Francisco, CA 94080   Tel.: (415) 732-1288    Fax.: (415) 397-9028
E-mail: info@swongcpa.com    Website: www.swongcpa.com